As filed with the Securities and Exchange Commission on August 29, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0454924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, California 95014

(Address of Principal Executive Offices, including Zip Code)

2001 Stock Incentive Plan

2001 Employee Stock Purchase Plan

(Full Titles of the Plans)

Rajeev Madhavan

Chairman of the Board and Chief Executive Officer

Magma Design Automation, Inc.

2 Results Way

Cupertino, California 95014

(408) 864-2000

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Horace L. Nash, Esq.

Nicole A. Black, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.0001 par value

To be issued under the 2001 Stock Incentive Plan	2,217,498(2)	$19.55(4)	$43,352,086	$3,508

To be issued under the 2001 Employee Stock Purchase Plan	935,112(3)	$16.62(4)	$15,541,562	$1,258

Totals	3,152,610	N/A	N/A	$4,766

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan or the 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Represents shares automatically reserved for issuance upon the exercise of stock options that may be granted under the 2001 Stock Incentive Plan.

(3)	Represents shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2001 Employee Stock Purchase Plan.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Magma Common Stock reported on the Nasdaq National Market on August 26, 2003. For the 2001 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under that plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers 2,217,498 additional shares of common stock automatically reserved for issuance under the Registrant’s 2001 Stock Incentive Plan and 935,112 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2001 Employee Stock Purchase Plan, pursuant to the terms of those plans. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Securities and Exchange Commission on July 12, 2002 (Registration No. 333-92324) and November 30, 2001 (Registration No. 333-74278).

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Independent Auditors’ Consent
24.01	Power of Attorney (see page 3).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, state of California, on the 29th day of August, 2003.

MAGMA DESIGN AUTOMATION, INC.

By:	/S/ RAJEEV MADHAVAN
Rajeev Madhavan Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Rajeev Madhavan and Gregory C. Walker, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
Principal Executive Officer:

/S/ RAJEEV MADHAVAN Rajeev Madhavan	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 29, 2003

Principal Financial Officer And Principal Accounting Officer:

/S/ GREGORY C. WALKER Gregory C. Walker	Senior Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	August 29, 2003

Additional Directors:

/s/ ROY E. JEWELL Roy E. Jewell	President, Chief Operating Officer and Director	August 29, 2003

/s/ TIMOTHY J. NG Timothy J. Ng	Director	August 29, 2003

/s/ RAJESH PAREKH Rajesh Parekh	Director	August 29, 2003

/s/ MARK W. PERRY Mark W. Perry	Director	August 29, 2003

/s/ S. ATIQ RAZA S. Atiq Raza	Director	August 29, 2003

/S/ THOMAS M. ROHRS Thomas M. Rohrs	Director	August 29, 2003

Chet Silvestri	Director

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Exhibit Index

Exhibit Number	Exhibit Description
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Independent Auditors’ Consent
24.01	Power of Attorney (see page 3).